FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES AGREEMENT TO SELL ITS GLOBAL INGREDIENTS SEGMENT TO AMSTERDAM COMMODITIES N.V.

Divestiture further intensifies SunOpta's focus on value-added plant-based foods and beverages

Lowers commodity trading exposure while enhancing long-term growth rate and margins

Increases financial flexibility to enable accelerated growth in plant-based beverage platform

Minneapolis, November 10, 2020 - SunOpta Inc. ("SunOpta" or the "Company") (Nasdaq:STKL) (TSX:SOY), a leading global company focused on plant-based foods and beverages, fruit-based foods and beverages, and organic ingredient sourcing and production, today announced it has reached an agreement to sell the Company's global ingredients segment and related assets to an Amsterdam based global commodity trading company, Amsterdam Commodities N.V. (Euronext: ACOMO) for a debt and cash free consideration of €330 million. The transaction, which remains subject to customary closing conditions, is expected to close by January 2021.

"I'm pleased to announce this strategically transformational transaction. This transaction further solidifies SunOpta's future direction as a high-growth, plant-based company focused on providing value-added products in competitively advantaged categories with consistent, sustainable, above average growth characteristics. The long-term supply agreement negotiated as part of this transaction provides SunOpta with the benefit of a continued strategic relationship with a leading global ingredient player in Acomo. Furthermore, this transaction de-levers and strengthens SunOpta's balance sheet, enabling the acceleration of near-term expansion plans in our fast-growing plant-based food and beverage segment. The plans include both high-return capital investment projects, as well as synergistic acquisitions, that add to an existing set of strong capabilities in our core plant-based beverage platform. This is a very exciting time for us at SunOpta as we look forward to building on our success of the past four quarters," said Joe Ennen, Chief Executive Officer of SunOpta.

"With the exciting acquisition of Tradin, Acomo will realize a highly complementary acquisition, creating a leading global player across organic and conventional unlisted commodities. The company is a leading partner for the organic food industry, benefitting from the rapidly growing global consumer demand for sustainable and healthy foods. Tradin has an attractive financial profile and will continue to be led by a highly experienced management team," said Allard Goldschmeding, Acomo Group Managing Director.

Under the terms of the agreement, SunOpta will sell processing facilities located in Amsterdam, the Netherlands; Silistra, Bulgaria; Addis Ababa, Ethiopia; and Yirgalem, Ethiopia. These facilities and their employees will continue to operate in ordinary course. Approximately 525 employees will be transferred from SunOpta to Acomo.

The Global Ingredients business being sold contributed approximately US$488 million to SunOpta's net sales for the twelve months ended September 26, 2020. The transaction valuation represents an approximate 10x multiple of Adjusted EBITDA(1) for the standalone business. This transaction is highly tax efficient and is expected to be accretive to the Company's long-term growth rate and margin profile further focusing the Company on delivering more consistent financial results for our shareholders.

Proceeds from this transaction will be used for capital investment primarily into the core Plant-Based Foods and Beverages segment and to pay down debt.

Conference Call Information

SunOpta plans to host a conference call at 9:00 A.M. Eastern time today to discuss the strategic divestiture of the global organic ingredients business. Investors interested in listening to the conference call can join at the US toll-free number (833) 513-0545 or international dial in number +1 (778) 560-2569. The conference ID number is 1093806. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at the Company's website.

Advisors

Rothschild & Co is serving as financial advisor, PricewaterhouseCoopers Advisory N.V. is serving as accounting advisor, and Van Doorne N.V. and Faegre Drinker Biddle & Reath LLP are serving as legal advisors to SunOpta.

Rabobank is serving as financial advisor, Deloitte and KPMG are serving as accounting and tax advisors respectively and NautaDutilh and Latham & Watkins LLP are serving as legal advisors to Acomo.

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on plant-based foods and beverages, fruit-based foods and beverages, and organic ingredient sourcing and production. SunOpta specializes in the sourcing, processing and packaging of organic, natural and non-GMO food products, integrated from seed through packaged products, with a focus on strategic vertically integrated business models.

About Amsterdam Commodities N.V.

Amsterdam Commodities N.V. (Acomo) is an international group with as its principal business the trade and distribution of natural food products and ingredients. Our main trading subsidiaries are Catz International B.V. in Rotterdam, the Netherlands (spices and food raw materials), Van Rees Group B.V. in Rotterdam, the Netherlands (tea), Red River Commodities Inc. in Fargo, USA, Red River Global Ingredients Ltd. in Winkler, Canada, Red River-van Eck B.V. in Etten-Leur, the Netherlands, Food Ingredients Service Center Europe B.V. in Etten-Leur, the Netherlands, and SIGCO Warenhandelsgesellschaft mbH in Hamburg, Germany (edible seeds), King Nuts B.V. in Bodegraven, Delinuts B.V. in Ede, and Tovano B.V. in Maasdijk, the Netherlands (nuts), and Snick EuroIngredients N.V. in Ruddervoorde, Belgium (food ingredients). Acomo shares have been traded on Euronext Amsterdam since 1908.

(1) Non-GAAP Measures

In addition to reporting financial results in accordance with U.S. GAAP, the Company provides additional information about its operating results regarding segment operating income, adjusted earnings and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), which are not measures in accordance with U.S. GAAP. The Company believes that segment operating income, adjusted earnings and adjusted EBITDA assist investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of its operating performance. The non-GAAP measures of segment operating income, adjusted earnings and adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP.

Forward-Looking Statements

Certain statements included in this press release may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to,  our expectation that the transaction will close by January 2021, will enable the acceleration of near-time expansion plans and will be accretive to the Company's long-term growth rate and margin profile further focusing the Company on delivering more consistent financial results for our shareholders. Terms and phrases such as "expected", "plans", "believe",  "will", "continue", "anticipate", "estimates", "should", "would", "intend", "may"  and other similar terms and phrases are intended to identify these forward-looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, the Company's actual financial results; management's assessment of the incremental capacity and margin to be realized from the expansion and capital investment projects for which the proceeds of the transaction will be used; the benefits of the long term supply agreement and strategic relationship with Acomo; current customer demand for the Company's products; the anticipated impact of COVID-19 on the Company's sales and productivity; general economic conditions; continued consumer interest in health and wellness; the Company's ability to maintain product pricing levels; planned facility and operational expansions, closures and divestitures; cost rationalization and product development initiatives; alternative potential uses for the Company's capital resources; portfolio optimization and productivity efforts; the sustainability of the Company's sales pipeline; the Company's expectations regarding commodity pricing, margins and hedging results; improved availability and field prices for fruit; procurement and logistics savings; freight lane cost reductions; yield and throughput enhancements; and labor cost reductions.. The Company makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Whether actual timing and results will agree with expectations and predictions of the Company is subject to many risks and uncertainties including the inability to satisfy, or potential delays in satisfying, any of the closing conditions applicable to the transaction; the availability and attractiveness of potential high-return capital investments and synergistic acquisitions for the Company; delays or other potential issues in enabling the acceleration of near-term expansion plans in our fast-growing plant-based food and beverage segment; potential loss of suppliers and customers as well as supply chain, logistics and other disruptions resulting from or related to COVID-19; unexpected issues or delays with the Company's structural improvements and automation investments; failure or inability to implement portfolio changes, process improvements, go-to-market improvements and process sustainability strategies in a timely manner; changes in the level of capital investment; local and global political and economic conditions; consumer spending patterns and changes in market trends; decreases in customer demand; delayed or unsuccessful product development efforts; potential product recalls; working capital management; availability and pricing of raw materials and supplies; potential covenant breaches under the Company's credit facilities, as well as other risks described from time to time under "Risk Factors" in the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

Scott Van Winkle

ICR

617-956-6736

scott.vanwinkle@icrinc.com

Source: SunOpta Inc.